Exhibit 23.1

CONSENT OF MOORE STEPHENS, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Dialysis Corporation of America on Form S-8, Registration No. 333-122455, pertaining to certain stock options under the 1999 Stock Incentive Plan of Dialysis Corporation of America, of our report dated February 23, 2007, relating to the consolidated financial statements and financial schedule of Dialysis Corporation of America included in the Annual Report on Form 10-K, for the year ended December 31, 2006.

/S/ MOORE STEPHENS, P.C.
MOORE STEPHENS, P.C.

March 15, 2007
Cranford, New Jersey